UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2012
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 27, 2012, EMCORE Corporation (the “Company”) entered into a Master Purchase Agreement (the “Purchase Agreement”) with Sumitomo Electric Industries, Ltd. (“SEI”) pursuant to which the Company has agreed to sell certain assets and transfer certain obligations of the Company's Vertical Cavity Surface Emitting Lasers (“VCSEL”)-based product lines (the “Purchased Assets”) for aggregate cash consideration of $17 million (the “Purchase Price”), subject to customary adjustments, including, without limitation, inventory adjustments, to the Purchase Price (the “Transaction”). The Purchased Assets include fixed assets, inventory, and intellectual property for the VCSEL-based product lines within the Company's fiber optics business unit. At the closing (the “Closing”), SEI will deposit $2,550,000 of the Purchase Price into escrow as security for indemnification obligations of the Company under the Purchase Agreement.

The Purchase Agreement includes customary representations, warranties, covenants, termination provisions and indemnities by the Company and SEI. Each party's obligation to consummate the Transaction is conditioned upon, among other things, (i) the accuracy of the parties' representations and warranties as of the closing, (ii) the parties' performance, in all material respects, of all covenants, and (iii) regulatory approval from the Committee on Foreign Investment in the United States. Either party will have the right to terminate the Purchase Agreement if the Closing has not occurred by July 1, 2012.

The Company expects to record a gain of approximately $7 to $9 million, subject to certain closing adjustments, before tax, upon completion of this asset sale.

Item 7.01.    Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On March 28, 2012, the Company issued a press release announcing that the Company had entered into the Purchase Agreement as described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated March 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: March 28, 2012	By: /s/ Mark B. Weinswig Name: Mark B. Weinswig Title: Chief Financial Officer